Exhibit 10.3

                                                           (As amended 08/09/00)

                             WINN-DIXIE STORES, INC.
                         Key Employee Stock Option Plan

                                   ARTICLE I.

                         Designation and Purpose of Plan

     The Plan shall be known as the "Winn-Dixie Key Employee Stock Option Plan". The purpose of the Plan is to promote in the Company's key employees additional incentive by inducing and enabling them to become part owners of the business or to increase their share of its ownership through the exercise of options granted pursuant to the Plan.

                                   ARTICLE II.

                                   Definitions

     The following words and phrases wherever used herein shall, unless the context otherwise indicates, have the following meanings:

1. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

2.   A "Change in Control" shall mean:

     (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), excluding (A) those persons and entities included in the joint Schedule 13(G) filing filed with the Securities and Exchange Commission on February 12, 1999, and all current or future heirs, successors and affiliates to such persons and all trusts or other entities established or maintained, or to be established or maintained, for the benefit of such persons and their heirs, successors and affiliates (collectively, the "Davis Family"),
          (B) any employee benefit plan or related trust sponsored or maintained by the Company, and (C) a corporation or other entity owned, directly or indirectly, by all or substantially all of the shareholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company ("Person")), becoming the beneficial owner, directly or indirectly, of twenty-five
          (25) percent or more of the outstanding voting stock of the Company requiring the filing of a report with the Securities and Exchange Commission under Section 13(d) of the Act; provided, that, at the time of the acquisition of such beneficial ownership interest, such Person's beneficial ownership interest in the Company exceeds that of the Davis Family.

     (ii) consummation of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the shareholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty
          (50) percent of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination; or

     (iii)during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

3. "Committee" shall mean a committee of at least two persons appointed by the Board of Directors of the Company each of whom shall be an outside director of the Company.

4.   "Company" shall mean Winn-Dixie Stores, Inc.

5. "Eligible Employee" shall mean an officer or other key employee of the Company or its subsidiaries who, in the judgment of the Committee, is significantly responsible for or materially contributes to the management, growth or profitability of the business of the Company or its subsidiaries.

6. "Option" shall mean any option granted or held pursuant to the provisions of the Plan. Options shall be evidenced by forms prescribed by the Committee.

7. "Optionee" shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part and which has not expired or terminated.

8.   "Plan" shall mean this Winn-Dixie Key Employee Stock Option Plan.

9. "Return on Equity" shall mean the percentage which the net earnings of the Company for a particular fiscal year bears to the average net shareholder equity for such fiscal year, in each case as reflected in the financial statements of the Company for such fiscal year as reported in the Company's Annual Report to its stockholders.

10. "Stock" shall mean the Company's Common Stock, having a par value of $1.00 per share, as constituted on June 1, 1998, whether presently authorized and unissued or held in the Company's treasury, or hereafter reacquired by the Company. In the event that any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate changes, the remaining number of shares of Stock which may thereafter be sold pursuant to the Plan and the remaining number of shares of Stock which may thereafter be purchased pursuant to the exercise of any Option then outstanding shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however that fractional shares shall be rounded to the nearest whole share. In the event of any other change in the Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of shares subject to any outstanding Option and any adjustment made by the Committee shall be conclusive.

                                  ARTICLE III.

                          Shares Available for Purchase

     Subject to the anti-dilution provisions contained in the definition of Stock in Article II hereof, except as provided in Article VII hereof, the maximum number of shares of Stock which may be sold pursuant to the exercise of Options shall be 5,000,000. Except as provided in Article VII hereof, at no time shall there be Options outstanding for the purchase of more than 5,000,000 shares of Stock (subject to said anti-dilution provisions) less such number of shares as have previously been sold pursuant to the exercise of Options. If an Option shall for any reason terminate or expire, any shares of Stock covered by such Option immediately prior to its termination or expiration shall again become available for sale pursuant to the exercise of other Options granted or to be granted pursuant to the Plan.

                                   ARTICLE IV.

                 Granting Expiration and Termination of Options

     The Committee shall, by a vote of a majority thereof, have the exclusive power to grant Options to purchase shares of Stock to Eligible Employees. Such Options may be granted at any time and from time to time to such Eligible Employees, for such number of shares as the Committee in its sole discretion deems advisable, but in no event more than one-half (1/2) of the maximum number of shares authorized under the Plan to any single "Eligible Employee". In all cases the option price per share shall be the fair market value of the Stock on the date on which the Option is granted (but not less than $1.00), and such Option shall be exercisable, subject to the provisions of Article V hereof, within the option period, at the end of which period it shall expire and become void to the extent that it then remains unexercised. The option period within which each Option granted hereunder shall be exercisable shall commence on such date as the Committee shall determine and shall end on December 31, 1998, as to Options granted after June 1, 1992 and prior to May 31, 1994; and shall end not later than January 15th following the sixth full fiscal year after the grant as to Options granted on May 31, 1994 or thereafter.

     Subject to the provisions of Article V hereof, if the Optionee to whom an Option was originally granted shall cease to be employed by the Company for any reason other than death he or she may, within the three months next succeeding such cessation of employment (unless such Option shall sooner expire), exercise such Option to the extent that he or she was entitled to exercise it as of the date of such cessation, and at the expiration of such three months (unless it shall have sooner expires) such Option shall terminate and become void to the extent that it then remains unexercised. Leaves of absence may be granted to Optionees who are employees of the Company because of illness or for such other reasons as the Committee may determine, without being considered a termination or cessation of employment.

     The Plan shall not confer upon any Eligible Employee or any Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time.

     In the event of the death, while in the employ of the Company, of an Optionee to whom an option was originally granted, such Option shall be exercisable (to the extent provided in Article V hereof) within one year of such date of death (unless it shall sooner expire), but only (a) by the person or persons to whom such Option shall pass by such Optionee's will or the laws of descent and distribution, and (b) if and to the extent that he or she was entitled to exercise such Option at the date of his or her death. At the end of such one year period the Option (unless it shall have sooner expired) shall terminate and become void to the extent that it then remains unexercised.

                                   ARTICLE V.

                               Exercise of Options

     Each Option granted pursuant to the Plan prior to June 1, 1998 shall become exercisable on and after such date as the Committee shall determine, to the extent of 50% of the shares of Stock covered thereby at any time after the end of a fiscal year of the Company for which the Company earned a Return on Equity of 20% or more, if such Option was outstanding throughout such fiscal year. Each such Option shall become exercisable as to the remaining 50% of the shares of Stock covered thereby at any time after the end of the second consecutive fiscal year of the Company in each of which two consecutive fiscal years the Company earned a Return on Equity of 20% or more, if such Option was outstanding throughout such period of two consecutive years.

     Each Option granted pursuant to the Plan on June 1, 1998 through May 30, 2000 shall become exercisable on and after such date as the Committee shall determine that the Company has earned an average Return on Equity for three consecutive fiscal years equal to or exceeding a percentage rate established by the Committee at the time the Option is granted, if such Option was outstanding throughout such period of three consecutive years.

     Each Option granted pursuant to the Plan on June 1, 2000 and thereafter shall vest and become exercisable on such date and in accordance with such requirements as the Committee shall determine, in its sole discretion, at the time of grant.

     All Options granted pursuant to the Plan that are outstanding at the time of a Change in Control shall immediately vest upon the occurrence of the Change in Control.

     Subject to this Article V, any Optionee shall have the right to exercise his or her Option in whole at any time or in part from time to time (provided that each exercise shall be for 1,000 shares of Stock, as constituted at the date of such exercise, or any multiple thereof unless such Option shall be for less than 1,000 shares, in which event such exercise shall be for the full number of shares represented by such Option) by submitting written notice thereof to the Company or its duly authorized agent or representative, on such form or forms as may be provided by the Company, accompanied by payment in full, in cash, for the shares to be purchased.

                                   ARTICLE VI.

                               Rights of Optionees

     An Optionee shall not have any rights as a stockholder of the Company by virtue of any Option until the date of issue of the certificate or certificates for the shares of Stock purchased pursuant to its exercise.

     No Option or any right thereunder of an Optionee to purchase shares of Stock pursuant to the Plan may be sold, pledged, assigned or transferred otherwise than by will or the laws of descent and distribution, and such Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee.

                                  ARTICLE VII.

                    Effectiveness, Interpretation, Amendment,
                     Suspension and Termination of the Plan

     The effectiveness of this Plan is subject to the condition that it shall have been approved by the Shareholders of the Company within twelve months after its adoption. Unless such approval by the Shareholders shall have been obtained, this Plan and any Option granted pursuant hereto shall be null and void and without effect.

     Determinations of the Committee as to any question which may arise with respect to the interpretation or administration of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. The
Committee may require Eligible Employees to meet certain share ownership obligations to receive grants under the Plan. The Committee may also prescribe administrative rules under the Plan and may in its discretion appoint an independent agent to act as Option Agent for Options granted pursuant to the Plan and may empower such Option Agent to handle any or all administrative maters with regard to Options granted by the Committee.

     Unless shareholder approval otherwise is required by applicable law or the rules of the New York Stock Exchange, the Committee or the Board of Directors each shall have the power at any time to add to, amend or repeal any of the provisions of the Plan (including the power to increase the maximum number of shares of Stock which may be sold pursuant to the exercise of Options), to suspend the operation of the entire Plan or of any provision or provisions thereof for any period or periods or to terminate the Plan in whole or in part. No such addition, amendment, repeal, suspension or termination shall in any way affect the rights of the holders of outstanding Options to purchase shares of Stock in accordance with the provisions hereof.

     Notwithstanding the foregoing, unless authorized or ratified by the holders of a majority of the shares of Common Stock of the Company present or represented at a meeting thereof at which a quorum shall be present, no amendment to the Plan shall become effective which shall extend the maximum period within which an Option may be exercisable to any date later than December 31, 1998, as to Options granted after June 1, 1992 but prior to May 31, 1994.